Exhibit 10.15

Joinder Agreement

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Stockholder Support Agreement, dated as of August 22, 2021 (as amended, supplemented or otherwise modified from time to time, the “Support Agreement”), by and among NextGen Acquisition Corp. II, a Cayman Islands exempted company limited by shares (which shall migrate to and domesticate as a Delaware corporation), Vieco USA, Inc., a Delaware corporation, and Vieco 10 Limited, a company limited by shares under the laws of the British Virgin Islands. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Support Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to, and a “Company Stockholder” under, the Support Agreement as of the date hereof and shall have all of the rights and obligations of the Company Stockholder as if it had executed the Support Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Support Agreement.

IN WITNESS WHEREOF, the undersigned has duly executed this Joinder Agreement as of the date written below.

Date: December 29, 2021

Virgin Investments Limited

By:	/s/ James Cahillane
Name:	James Cahillane
Its:	Authorized Signatory

Address:

Virgin Investments Limited
Craigmuir Chambers
PO Box 71
Road Town, Tortola, VG 1110
British Virgin Islands

with copy to:
Virgin Management USA, Inc.
65 Bleecker Street, 6th Floor
New York, NY 10012

[Signature page to Joinder]